SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 21, 2008

ASIA TIME CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51981	20-4062619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1601-1604, 16/F., CRE Centre 889 Cheung Sha Wan Road, Kowloon, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(852)-23100101

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2008, Asia Time Corporation (the “Company”) appointed King Wai Lin, 41, as the Company’s new Chief Financial Officer. Mr. Lin is a Certified Public Accountant in Hong Kong and prior to his appointment as an executive officer of the Company, he served as a sole proprietor of accounting services. From 2003 to 2006, Mr. Lin served as a Senior Manager of Hong Kong Great Wall Certified Public Accountant Limited, where he was responsible for tax compliance and planning, insurance company audits, U.S. initial public offerings (“IPOs”) and due diligence for mergers and acquisitions in China. Prior to that, he served as a Manager at Moores Rowland form 2001 to 2003 where he was in charge of audit advisory for companies listed on the Hong Kong stock exchange, including Hong Kong IPOs. Mr. Lin also served in senior financial roles at Deloitte Touche Tohmatsu from 1997 to 2001, and private accounting firms Kwan Wong Tan & Fong CPA from 1992 to 1997 and Li Tan Chen CPA from 1989 to 1992. Mr. Lin received a Certificate of Accountancy in 1991 from the Kwai Chung Vocational Institute. Mr. Lin is a practicing member of the Hong Kong Institute of Certified Public Accountants, a member of the Chartered Association of Certified Accountants and a member of the Hong Kong Taxation Association.

There is no family relationship between Mr. Lin and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no transactions between the Company and Mr. Lin or any member of Mr. Lin’s immediate family of the type set forth in Item 404 of Regulation S-K.

On April 21, 2008 the Company and Mr. Lin executed an Employment Agreement (the “Agreement”) in connection with Mr. Lin’s employment as the Company’s Chief Financial Officer. The Agreement is effective as of April 21, 2008 and continues in effect until terminated by Mr. Lin or the Company as provided in the Agreement. Pursuant to the Agreement, Mr. Lin will receive a monthly base salary of HK$80,000, or approximately USD $10,264. Further, after a two-month probation period, Mr. Lin will be eligible for a discretionary annual bonus and to receive paid vacation and other benefits made available to other Company employees, such as paid holidays and paid sick leave.

During the two-month probation period, the Agreement may be terminated by the Company with not less than one month’s written notice or payment of one months’ base salary in lieu thereof or by Mr. Lin with not less than one month’s written notice. After the probation period, the Agreement may be terminated by the Company with not less than four month’s written notice or payment of four months’ base salary in lieu thereof or by Mr. Lin with not less than four month’s written notice. The Agreement may be terminated immediately, without Company prior notice or payment in lieu of notice if at any time Mr. Lin (i) is guilty of dishonesty, theft, fraud, or habitually neglecting his duties; (ii) does anything detrimental to the Company’s business; (iii) materially breaches any of the Company’s regulations; or (iv) willfully disobeys a lawful and reasonable order. Upon termination of the Agreement, Mr. Lin may not work for any of the Company’s suppliers or clients for a period of 12 months after his termination.

In connection with the Agreement, Mr. Lin executed a Confidentiality Agreement effective as of April 21, 2008. Pursuant to the Confidentiality Agreement, Mr. Lin may not, without prior approval, engage in the conduct of any business or have any financial interest in any other business (other than as a holder of not more than 5% of the issued shares or debentures of any company listed on any recognized stock exchange) which (i) competes or may compete with the Company’s business; (ii) could jeopardize the Company’s reputation; or (iii) interfere with Mr. Lin’s performance of his duties to the Company. Additionally, Mr. Lin may not, for a period of twelve months after the termination of his employment with the Company, engage in or be interested in (other than as a holder of not more than 5% of the issued shares or debentures of any company listed on any recognized stock exchange), any business which is in direct competition with the business of the Company, subject to certain exceptions. Additionally, Mr. Lin may not for a period 12 months after the termination of his employment with the Company, within Hong Kong, or in any other country where the Company has transacted business, solicit or entice away employees, customers or clients of the Company or employ or use the services of any employee or consultant to the Company.

The foregoing descriptions of the Agreement and the Confidentiality Agreement are qualified in their entirety by reference to the full text of the Employment Agreement and Confidentiality Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and between King Wai Lin and the Company dated April 21, 2008.
10.2	Confidential Agreement by and between King Wai Lin and the Company dated April 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2008	ASIA TIME CORPORATION

	By:	/s/ Kwong Kai Shun
	Name	Kwong Kai Shun
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement by and between King Wai Lin and the Company dated April 21, 2008.
10.2	Confidential Agreement by and between King Wai Lin and the Company dated April 21, 2008.